Exhibit 10.15     Weise Labs agreements

                     MANUFACTURING AND DISTRIBUTION SERVICES
                               BINDING TERM SHEET

The Manufacturing and Distribution Services Binding Term Sheet (the "Term Sheet") is made this April 30, 2003 (the "Effective Date"), by and among Weise Labs, Inc., a [corporation] organized under the laws of Taiwan ("Weise"), Emergency Filtration Products, Inc., a Nevada corporation ("EFP"), and solely with respect to Sections II(6), III(2), III(3), III (4), IV, V(3) and VI below, Chan, Chamberlain and Associates, Inc., a Nevada corporation ("CCA"), pursuant to which Weise will be the exclusive worldwide manufacturer of EFP's 2H Nano-Enhanced Surgical Mask and other masks using related technology, and will provide certain marketing and distribution services to EFP in connection with the distribution of such mask products in the Asia territory (the "Distribution Transaction").

The parties contemplate that this Term Sheet will be superceded and replaced by a definitive written agreement covering the Distribution Transaction consistent with the material terms of this Term Sheet and reasonably acceptable to the parties, but if such an agreement is never drafted or entered into then this Term Sheet shall remain a binding agreement among the parties.


I.       Manufacturing

1.  Mask Product:          EFP's 2H Nano-Enhanced  Surgical Mask, and any other
                           mask products designed for human use which utilizes the Intellectual Property (as defined in Section
                           III.2.(e)  below)  incorporated  into the 2H
                           Nano-Enhanced Surgical Mask (each such mask referred to herein as a "Nano Mask"). EFP will provide Weise with the design and manufacturing specifications for the Nano
                           Mask  prior to the start of  fabrication  of the Nano
                           Mask samples so that Weise has sufficient time to timely fabricate such samples, and Weise will be required to fabricate no more than five (5) sample
                           Nano Masks for EFP approval (which shall not be unreasonably withheld).

2.  Exclusive Rights:      EFP hereby grants Weise  exclusive  worldwide  rights
                           to manufacture and fabricate the Nano Masks during the term of this Term Sheet. EFP agrees not to assign, license or transfer any rights in or to the Intellectual Property incorporated in the Nano Mask which could in any way conflict with, restrict or limit Weise's exclusive rights granted under this Term Sheet, without the written consent of Weise.
                           Weise will be permitted to subcontract or engage third-parties to fabricate and manufacture the Nano
                           Masks.

3.  Orders:                Weise agrees to fabricate and  manufacture the Nano
                           Mask pursuant to a written purchase order, which shall be subject to acceptance by Weise. Each purchase order will contain (i) the number of Nano
                           Mask units to be manufactured (which, unless otherwise approved by Weise, shall be no less than 5,000 units) , (ii) any changes to the specifications for the particular Nano Mask(s) subject to the order, and (iii) whether Weise is being engaged by EFP to provide Distribution
                           Services (as defined below) with respect to such the Nano Masks. Prior to acceptance of a purchase order, Weise will provide EFP with (a) an estimate of the Manufacturing Cost (as defined in Section I.4 below) or the Non-Distributed
                           Mask Cost (as  defined in Section I.4 below) for Nano
                           Masks covered by the order, (b) the estimated completion date of the order, and
                           (c) payment in full for any costs and charges related
                            to the set-up of the manufacturing of the Nano Masks
                           (such as molds, die casts and other miscellaneous costs) incurred by Weise. Any changes or modifications to an accepted purchase order (including changes to the specifications of the Nano Mask) shall be in writing and approved by EFP and Weise. Prior to acceptance of a purchase order, EFP will either deposit cash with Weise, or establish a standby letter of credit in favor of Weise from a bank and with terms reasonably acceptable to Weise in an amount equal to no less than [50%] of the estimated Manufacture Cost
                           (as  defined  below)  or the  Non-Distributed  Mask
                           Cost (as defined below) for such order  (the  "Order
                           Deposit"). The Order Deposit will be denominated in U.S. Dollars. Weise will manufacture the Nano Masks substantially consistent with the specifications approved by EFP (subject to any approved change orders).
                           Title to the Nano Masks and the risk of loss shall pass to EFP upon completion of the fabrication and manufacturing of such Nano Masks at the Weise or a third-party subcontractor facilities.

4.  Purchase Price:        For each Nano Mask (A) which is a Distributed  Mask
                           (as defined below), EFP will pay Weise an amount equal to the cost to Weise of designing, fabricating and manufacturing for the particular type of Nano Mask being manufactured, including any costs of third-parties engaged by Weise related to the manufacturing of the Nano Masks, and any cost increases resulting from any change orders or modifications to the specifications
                           ("Manufacture Cost"), and (B) which is not a Distributed Mask, EFP will pay Weise one hundred and twenty-five percent (125%) of the Manufacture Cost of such mask (the "Non-Distributed Mask Cost").
                           Weise
                           will maintain records regarding the Manufacture Costs and the Non-Distributed Mask Costs of the Nano Masks, and EFP will have the right upon reasonable advance notice during business hours to review such records.

5.  Payment Terms:         For Nano Masks for which Weise has not been engaged
                           to provide Distribution Services, EFP shall pay Weise the Non-Distributed Mask Cost for such masks within 30 days of completion of the order. For Nano Masks for which Weise has been engaged to provide Distribution
                           Services, EFP shall pay Weise the Manufacture Cost for such masks within three (3) days of receipt of payment by EFP from the customer purchasing such Nano
                           Masks;
                           provided  that in any case payment of the Manufacture
                           Cost of the order shall be made by EFP no later than [60] days of completion of the order.


II.                                    Distribution Services

1. Distribution Services:EFP hereby engages Weise to provide, either directly or through third-parties, the following distribution and marketing related services to EFP with respect only to the distribution, sale and marketing of the Nano Masks (the "Distributed Masks"), in the Asian Territory (as defined below) (the "Distribution Services"): (i) Weise will arrange for and oversee inventory and storage of the Distributed Masks following completion of manufacturing and prior to shipment to the customer, (ii) in consultation with EFP, Weise will arrange for and oversee shipping and transport of the Distributed Masks to customers in the Asian Territory (including, arranging for logistics support and custom clearance of shipments), (iii) Weise will, in consultation with EFP, identify customers in the Asian Territory, assist EFP in qualifying such customers and, upon request of EFP and at its expense, conduct credit checks on potential customers, approach jointly identified customer prospects in the Asian Territory, and process customer orders (including on behalf of EFP, customer order tracking, responding to customer inquiries, invoicing customers on behalf of EFP, collection of customer invoices and processing of customer payments and product returns), and (iv) Weise will manage jointly agreed upon marketing and promotion efforts of the Distributed Masks in the Asian Territory. As a part of providing Distribution Services to EFP, Weise will invoice each customer in the Asian Territory for the Nano Masks purchased by such customers promptly upon shipment of the applicable Nano Mask order. EFP will promptly send Weise any orders forms, or customer leads or inquiries for, a customer in the Asian Territory, and will promptly advise Weise in writing of the receipt of any payments from customers in the Asian Territory. Any customer payments received by Weise in respect of the sale of any Distributed Masks will be held by Weise on behalf of EFP and promptly paid over to EFP (which payment shall be made no later than the fourteenth (14th) day of the month after the month in which Weise received the customer payment); provided that Weise will have a right to deduct and set-off from such payments any unpaid amounts due Weise for the Non-Distributed Mask Cost, the Manufacture Cost, the Distribution Services Fee (as defined below), and the Margin Fee (as defined below). EFP shall directly pay the expenses and cost of insurance, and shipping and logistics relating to distribution of any Distributed Masks in the Asian Territory will paid directly by EFP, but EFP retains the right to pass on such expenses and costs to customers of the Distributed Masks.

2. Asian Territory:For purposes of this Term Sheet, the term "Asian
Territory" shall mean all of the countries comprising Asia and the Middle East, including, but not limited to, China, Hong Kong, South Korea, Taiwan, Singapore, Thailand, Malaysia, India, Pakistan, Israel, Philippines, and Vietnam.

3. Distribution Service

Fee:In exchange for Weise's agreement to provide the Distribution Services to EFP, EFP will pay Weise a fee equal to the lesser of (i) the costs to Weise of providing the Distribution Services, or (ii) [5]% of Customer Unit Selling Price (as defined below) (the "Distribution Service Fee"). For purposes of this Term Sheet, "Customer Unit Selling Price" shall mean per unit purchase price for each Distributed Mask charged by EFP to its customers in the Asian Territory (as reflected on the applicable customer invoice). Weise agrees to obtain the prior approval of EFP (which shall not be unreasonable withheld) with respect to any advertising or promotional activity relating to the Nano Masks which would reasonably be expected to cost greater than 5% of the Customer Unit Selling Price.

4. Margin Fee:In addition to Distribution Service Fee, EFP will pay Weise an amount equal to [42.5]% of the Distribution Margin (as defined below) (the "Margin Fee"). For purposes of this Term Sheet, "Distribution Margin" shall mean with respect to each Distributed Mask an amount equal to the difference of (a) the Customer Unit Selling Price, and (b) the sum of (i) per unit Manufacture Cost of such Distributed Mask, plus (ii) the Distribution Service Fee.

5.  Weise Fee Payments:    Payment of the Distribution  Service Fee and the
                           Margin Fee shall be made in U.S. Dollars, and will be due and payable within three (3) days of receipt of payment by EFP (or by Weise on behalf of EFP) of amounts due in respect of Distributed Masks; provided that in any case payment of the Distribution Service Fee and the Margin Fee shall be made by EFP no later than [60] days of the date of the invoice relating to such
                           Distributed Mask. The risk of customer bad debt or non-payment [and returns] shall rest entirely with EFP.

6.  CCA Services:          EFP and Weise both acknowledge and agree that CCA has
                           been engaged by EFP to provide certain management and advisory services related to the Distribution
                           Transaction as requested by EFP from time to time;
                           provided
                           that during the term of this Term Sheet such services shall not exceed ten (10) hours in any given week or one hundred twenty (120) hours in any three month period (the "CCA Services"). In exchange for
                           CCA's
                           agreement to provide the CCA Services, EFP will pay CCA a fee equal to [15]% of the Distribution
                            Margin
                           (the "CCA Fee").  Payment of the CCA Fee will be made
                            in U.S. Dollars,  and will be due and payable
                           promptly
                           (but in no event  later than the  fourteenth  (14th)
                            day of the month after the month in which EFP (or
                           Weise
                           on behalf of EFP) received the customer payment of amounts due in respect of Distributed Masks;
                           provided
                           that in any case payment of the CCA Fee shall be made by EFP no later than [60] days of the date of the
                           invoice relating to such Distributed Masks.

7.  Customer Reports:      Weise agrees to maintain  written  records of behalf
                           of EFP of (i) customer  orders for  Distributed
                           Masks,
                           (ii) customer  invoices and billings for Distributed
                            Masks sold such customers,  and (iii) payment
                           receipts
                           from customer in respect of such invoices. No more than once per calendar year will EFP have the right upon reasonable advance notice during business hours to review the above records.

III.     Representations, Warranties and Covenants



1.  By Weise:              Weise hereby makes the following representations and
                           warranties to EFP, as of the date of this Term Sheet:




(a) Good Standing and Due Authorization and Authority. Weise is a
[corporation] duly organized, validly existing and in good standing under the laws of Taiwan, and has all requisite [corporate] power and authority to carry on its business as now conducted. All [corporate] action on the part of the Weise's board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Weise's under this Term Sheet has been taken, and is in full force and effect. Weise has full legal right, power and authority to enter into and perform its obligations under this Term Sheet, and this Term Sheet has been executed on behalf of Weise by a duly authorized officer of Weise.

     (b) Enforceability. This Term Sheet when executed and delivered by Weise will constitute valid and legally binding obligation of Weise, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, and
(ii) the effect of rules of law governing the availability of equitable remedies.

     (c) No Conflict. The execution and delivery of this Term Sheet by Weise, and the performance of Weise's obligations under this Term Sheet, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (i) any provision of Weise's charter documents or other governance document of Weise, (ii) any agreement, contract, lease, loan or other obligation of Weise or by which Weise is bound, or (iii) of any judgment, order, writ, decree, or foreign, federal or state law, statute, rule or regulation applicable to Weise or by which it is bound.

     (d) Required Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any foreign federal, state or local governmental authority or any other person or entity on the part of Weise required in connection with the execution and delivery of this Term Sheet by Weise, and the performance of all obligations of its under this Term Sheet have been taken and are in full force and effect.

2.  By EFP:          EFP hereby makes the following  representations  and
                     warranties to Weise and CCA, respectively, as of the date of this Term Sheet:

(a) Good Standing and Due Authorization and Authority. EFP is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business as now conducted. All corporate action on the part of the EFP's board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the EFP's under this Term Sheet has been taken, and is in full force and effect. EFP has full legal right, power and authority to enter into and perform its obligations under this Term Sheet, and this Term Sheet has been executed on behalf of EFP by a duly authorized officer of EFP.

     (b) Enforceability. This Term Sheet when executed and delivered by EFP will constitute valid and legally binding obligation of EFP, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, and
(ii) the effect of rules of law governing the availability of equitable remedies.

     (c) No Conflict. The execution and delivery of this Term Sheet by EFP, and the performance of EFP's obligations under this Term Sheet, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (i) any provision of EFP's Articles of Incorporation, Bylaws or other governance document of EFP,
(ii) any agreement, contract, lease, loan or other obligation of EFP or by which EFP is bound, or (iii) of any judgment, order, writ, decree, or foreign, federal or state law, statute, rule or regulation applicable to EFP or by which it is bound.

     (d) Required Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any foreign, federal, state or local governmental authority or any other person or entity on the part of EFP required in connection with the execution and delivery of this Term Sheet by EFP, and the performance of all obligations of its under this Term Sheet have been taken and are in full force and effect.

     (e) EFP Intellectual Property. EFP owns all right, title and interest in and to the Intellectual Property (as defined below) rights incorporated into or used in the design, fabrication or manufacture of any Nano Mask (free of any and all claims, liens, encumbrances, rights of third parties or restrictions), and such Intellectual Property (i) does not and will not infringe upon or violate any Intellectual Property right of any third-party, and (ii) is not subject to any liens, licenses, obligations, encumbrances or other third-party rights (oral or written) that could limit or adversely affect the performance of EFP's obligations under this Term Sheet. For Purposes of this Term Sheet, "Intellectual Property" means all worldwide inventions, patents, patent applications, design rights and similar invention rights, copyrights, copyright applications, trade secrets, know-how and other intangible property or proprietary rights of any kind recognized anywhere in the world under any state or national statute or treaty or common law right.

     (f) EFP Product Warranty. The Nano Masks will perform as promised by EFP and as reflected in any advertising and marketing materials prepared or approved by EFP.

3.  By CCA:                CCA hereby makes the following  representations and
                           warranties to EFP, respectively, as of the date of this Term Sheet:




     (a) Good Standing and Due Authorization and Authority. CCA is a Nevada corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to carry on its business as now conducted. All corporate action on the part of the CCA's board of directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the CCA under this Term Sheet has been taken, and is in full force and effect. CCA has full legal right, power and authority to enter into and perform its obligations under this Term Sheet, and this Term Sheet has been executed on behalf of CCA by a duly authorized officer of CCA.

     (b) Enforceability. This Term Sheet when executed and delivered by CCA will constitute valid and legally binding obligation of CCA, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, and
(ii) the effect of rules of law governing the availability of equitable remedies.

     (c) No Conflict. The execution and delivery of this Term Sheet by CCA, and the performance of CCA obligations under this Term Sheet, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (i) any provision of CCA's Articles of Incorporation, Bylaws or other governance document of CCA, or
(ii) of any judgment, order, writ, decree, or foreign, federal or state law, statute, rule or regulation applicable to CCA or by which it is bound.

4.  Confidentiality:

     (a) Definition. "Confidential Information" means: (i) any non-public information of a party, including, without limitation, any information relating to a party's current and planned products and services, technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts and marketing plans; (ii) any other information of a party that is disclosed in writing and is conspicuously designated as "Confidential" at the time of disclosure. The obligations in Section III(4)(b) below will not apply to the extent any information: (i) is or becomes generally known to the public through no breach of this Term Sheet by the receiving party; (ii) was rightfully in the receiving party's possession at the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or (iv) is rightfully obtained by the receiving party from a third party without restriction on use or disclosure.

     (b) Obligations. Each party will not use the other party's Confidential Information, except as necessary for the performance of this Term Sheet, and will not disclose such Confidential Information to any third party, except to those of its employees, agents, representatives and subcontractors that need to know such Confidential Information for the performance of this Term Sheet. Each party will use all reasonable efforts to maintain the confidentiality of all of the other party's Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. The foregoing obligations will not restrict any party from disclosing the other party's Confidential Information or the terms and conditions of this Term Sheet: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; or (iii) as required under applicable securities regulations.

5.  Taxes:      The Non-Distributed  Mask Cost, the Manufacture Cost,
                the Distribution  Services Fee, the Margin Fee and the
                CCA Fee are exclusive of all sales, value-added, withholding and all other taxes or duties ("Taxes"). EFP will pay for all Taxes assessed or incurred in connection with the manufacture, sale, marketing and distribution of the Nano Mask under this Term Sheet, and the performance of the Distribution Services and the CCA Services (except for taxes payable on Weise's or CCA's net income). EFP will promptly reimburse
                Weise or CCA, as the case may be, for any Taxes that either such party may be required pay on EFP's behalf in connection with this Term Sheet.

IV.      Term and Termination


1.  Term:                  This Term Sheet  commences on the Effective  Date
                           and, shall remain in effect unless terminated earlier in accordance with its terms.

2.  Termination:    This Term Sheet may be terminated,  as follows: (i)
                    upon the written agreement of Weise and EFP to terminate this Term Sheet (provided that any termination of Section III(6) will require the written consent of
                    CCA);
                    (ii) by either Weise or EFP, at any time if the other
                   party  breaches  any material  term of this Term Sheet
                    and fails to cure that breach within  thirty (30)
                   days after notice  thereof from the  non-breaching  party;
                    provided that Weise may also terminate this Term Sheet, at any time, if EFP breaches any of its payment obligations under this Term Sheet and fails to cure that breach within five (5) days after notice thereof from Weise; and (iii) by either Weise or EFP, if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; provided that CCA may voluntarily terminate its obligations under
                    Section II(6) of this Term Sheet upon five (5) days written notice to Weise and EFP.

     3. Effect of Termination: Upon the termination of this Term Sheet (including a voluntary termination by CCA of its obligation under Section II(6) under the preceding Section): (i) all covenants and obligations of the parties shall terminate without liability, except (a) EFP shall pay in accordance with this Term Sheet (1) to Weise, the Non-Distributed Mask Cost and the Manufacture Cost, as the case may be, for any Nano Mask orders which have been completed or which are in the process of being manufactured, and the Distribute Service Fee and Margin Fee with respect to any Distributed Masks which have been invoiced, and (2) to CCA, the CCA Fee with respect to any Distributed Masks which have been invoiced; and (b) the rights and obligations of the parties under Sections I(5), II(3), II(4), II(5), II(6)(with respect to EFP's obligation to pay the CCA
Fee), III, IV, V and VI shall survive any termination of this Term Sheet; (ii) at Weise's option, all purchase orders or portions thereof remaining undelivered on the date of termination may within two (2) days be canceled; and (iii) each party will promptly return to the other party all Confidential Information of the other party in its possession or control.

V.       Indemnity

1.  Weise Indemnity: Weise  agrees  to  indemnify,  defend  and  hold harmless EFP, and its officers, directors, employees, representatives, agents and attorneys (the "EFP Parties") and CCA, and its officers, directors, employees, representatives, agents and attorneys (the "CCA Parties"), against any liability, damages, expenses, and costs (including attorney's fees) incurred by EFP or any EFP Party, or CCA or any CCA Party, based on or arising out of any breach or violation of any representation warranty, covenant or obligation of Weise under this Term Sheet

2.  EFP Indemnity:   EFP  agrees  to  indemnify,  defend  and  hold  harmless
                     Weise, and its officers, directors, employees, representatives, agents and attorneys (the "Weise
                     Parties"), and CCA and the CCA Parties, against any liability, damages, expenses, and costs (including attorney's fees) incurred by Weise or any Weise Party, or CCA or any CCA Party, based on or arising out of (i) any breach or violation of any representation warranty, covenant or obligation of EFP under this Term
                     Sheet, (ii) any investigation, claim or suit brought against Weise or any Weise Party to the extent that it is based upon a third-party claim that a Nano Mask infringes or misappropriates any Intellectual Property of any third-party, and (iii) any investigation, claim or suit brought against Weise or any Weise Party, or CCA or any CCA Party, relating to product liability, personal injury or death arising out of any Nano Mask.

     3. Limited Damages: THE PARTIES ACKNOWLEDGE THAT WEISE IS ACTING SOLELY AS A THIRD PARTY MANUFACTURER AND DISTRIBUTOR OF THE NANO MASK AND THAT EFP SHALL BE SOLELY RESPONSIBLE TO WEISE AND TO THIRD PARTIES FOR ALL LIABILITY, CLAIMS, DAMAGES, OBLIGATIONS AND COSTS AND EXPENSES RELATED TO THE NANO MASK MADE OR DISTRIBUTED BY WEISE UNDER THIS TERM SHEET. IN NO EVENT WILL WEISE BE LIABLE TO EFP, CCA OR ANY THIRD PARTY FOR ANY LIABILITY, CLAIMS, OBLIGATIONS, DAMAGES, COSTS OR EXPENSES, INCLUDING WITHOUT LIMITATION, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR REVENUE, LOSS OF USE, LOST BUSINESS OPPORTUNITIES OR LOSS OF GOODWILL), OR FOR THE COSTS OF PROCURING SUBSTITUTE PRODUCTS, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS TERM SHEET OR THE USE OR PERFORMANCE OF ANY EFP PRODUCTS (INCLUDING THE NANO MASKS), WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT EFP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THE PARTIES HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS TERM SHEET IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. WEISE MAKES NO WARRANTIES, AND EXPRESSLY DISCLAIMS ANY WARRANTIES, REGARDING MERCHANTABILITY OF THE NANO MASKS AND FITNESS OF SUCH MASKS FOR A PARTICULAR PURPOSE OR USE.

     4. Total Liability: WEISE'S TOTAL LIABILITY TO EFP UNDER THIS TERM SHEET, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO THE PAYMENTS ACTUALLY RECEIVED FROM EFP UNDER THIS TERM SHEET.

     CCA'S TOTAL LIABILITY TO EFP UNDER THIS TERM SHEET, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO THE PAYMENTS ACTUALLY RECEIVED FROM EFP UNDER THIS TERM SHEET.

VI.      General Provisions

1.  Assignment:   No party may not assign or transfer this Term Sheet,  in whole or in part, by operation of law or otherwise, without the prior written consent of Weise and EFP, and any attempt to assign or transfer this Term Sheet, without such consent, will be null and of no effect. Subject to the foregoing, this Term Sheet will bind and inure to the benefit of each party's permitted successors and assigns.

2.  Governing Law,
Venue: This Term Sheet will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws principles. The parties disclaim application of the United Nations
                 Convention on Contracts for the International Sale of Goods. Any legal action or proceeding arising under this Term Sheet will be brought exclusively in the federal or state courts located in the Northern District of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

3.  Nonexclusive:          Except as expressly set forth in this Term Sheet,
                           the exercise by either party of any of its remedies under this Term Sheet will be without prejudice to its other remedies under this Term Sheet or otherwise.

     4. Notices: All notices, approvals, consents and other communications required or permitted under this Term Sheet will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and, in each instance, will be deemed given upon receipt. All such notices, approvals, consents and other communications will be sent to the addresses set forth below a party's name or to such other address as may be specified by either party to the other party in accordance with this Section.

5.  Force Majeure:         No party will be responsible for any failure or
                           delay in its  performance  under this Term Sheet
                           (except for
                           any payment obligations) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain energy, raw materials or supplies, war, terrorism, riot, or acts of God.

6.  Relationship:          The  parties  are  independent  contractors  and this
                           Term Sheet will not establish any relationship of partnership, joint venture, employment, franchise or agency between the parties. Neither party will have the power to bind the other party or to incur any obligations on its behalf, without the other party's prior consent.

     7. Amendment: This Term Sheet may be amended, or any term or provision hereof waived, with the written consent of Weise and EFP; provided that the amendment of Sections II(6) or III(3), or the waiver of any provision in this Term Sheet which inures to the benefit of CCA shall also require the written consent of CCA. The failure by either party to enforce any provision of this Term Sheet will not constitute a waiver of future enforcement of that or any other provision.

     8. Severability:If for any reason a court of competent jurisdiction finds any provision of this Term Sheet invalid or unenforceable, that provision of the Term Sheet will be enforced to the maximum extent permissible and the other provisions of this Term Sheet will remain in full force and effect.

     9. Entire Agreement: This Term Sheet, including all exhibits hereto, constitutes the complete and exclusive understanding and agreement between the parties regarding its subject matter and supercedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to its subject matter.

     10. Counterparts: This Term Sheet may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

 IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet as of the
                                Effective Date.



EMERGENCY FILTRATION PRODUCTS, INC.


By: __\s\ Douglas Beplate___________
Name: _Douglas Beplate____________
Title: __President_________________

Address: ________________________
_______________________________
_______________________________



WEISE LABS, INC.


By: _\s\ Louis P. Shu_______________
Name: _Louis P. Shu_______________
Title: _President__________________

Address: ________________________
_______________________________
_______________________________



With respect only to Sections  II(6), III(2), III(3), III (4), IV, V(3) and VI,

CHAN, CHAMBERLAIN & ASSOCIATES, INC.


By: _\s\ Lin L. Chan________________
Name: _Lin L. Chan________________
Title: __CEO_____________________

Address: ________________________
_______________________________
_______________________________









      [Execution Page to Manufacturing and Distribution Binding Term Sheet]